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                                                                  EXHIBIT 10(ee)
                              AMENDED AND RESTATED
                     1998 TELEX COMMUNICATIONS GROUP, INC.
                         PERFORMANCE STOCK OPTION PLAN


                                   ARTICLE I
                                    PURPOSE

     The purpose of this Amended and Restated 1998 Telex Communication Group, Inc. Performance Stock Option Plan is to foster and promote the long-term financial success of the Company and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                                   ARTICLE II
                                  DEFINITIONS

         2.1 Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" means with respect to any person, (a) any person that directly or indirectly controls, is controlled by or under common control with, such person, or (b) any director, officer, partner, member or employee of such person or any person specified in clause
    (a) above. Notwithstanding the foregoing, none of The Travelers Insurance Company, The Travelers Life and Annuity Company, Smith Barney Holdings Inc. or any of their respective subsidiaries shall be deemed to be an Affiliate of the Company.

         (b) "Alternative Option" has the meaning given in Section 8.1.

         (c) "Beneficiary" means the person(s) designated by a Participant in writing to the Board or, if none are so designated or living at the time of the Participant's death, the person(s) and/or trust(s) by will or the laws of descent and distribution or the estate or personal representative entitled to receive the benefits specified under this Plan in the event of the Participant's death.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than any such failure due to physical or mental illness) after a demand for substantial performance is delivered to the Participant by the executive to which the Participant reports or by the Board, which notice identifies the manner in which such executive or the Board, as the case may be, believes that the Participant has not substantially

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    performed his duties, (ii) the Participant's engaging in willful and serious misconduct that is or is expected to be injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony, (iv) the willful and material breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company, any Subsidiary or any Affiliate or not to compete or interfere with the Company, any Subsidiary or any Affiliate or (v) any willful material violation by the Participant of any federal, state or foreign securities laws; provided that (1) in the event that the Participant is employed by the Company or a Subsidiary under an effective employment agreement on the date of determination and such employment agreement shall contain a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder (2) if the Participant is a party to the 1997 Stockholders Agreement, the definition of Cause in such agreement shall be substituted for the definition set forth above for all purposes hereunder.

         (f) "Change in Control" means the occurrence of any of the following events:

             (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than any stockholder of the Company immediately after giving effect to the Merger, or any Affiliate of any such stockholder, of 50% or more of the combined voting power of the Company's then outstanding voting securities;

             (ii) if at any time after the initial public offering of Common Stock of the Company, (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose GSCP, is or becomes the Beneficial Owner of more than thirty-five percent (35%) of the total voting power of the Company or of Telex, (B) GSCP beneficially owns a lesser percentage of the voting power of the Company or of Telex and (C) GSCP does not have the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of the Company or Telex or the Board of Directors of such corporation in Control;

             (iii) if after the initial public offering of the Common Stock of the Company, a change in the composition of the Board or the Company occurs during any period of two consecutive years such that the directors who were in office at the beginning of the period cease to constitute at least a majority of the Board of the Company or Telex, as the case may be, unless the election of an individual by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (66-2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved; or
        (iv) more than 65% of the total value of the assets of the Company and its subsidiaries are sold and the acquiror of such assets is not GSCP, or an Affiliate of GSCP.

         (g) "Change in Control Price" means the price per share of Common Stock paid

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    in conjunction with any transaction resulting in a Change in Control
    (as determined in good faith by the Board if any part of such price is payable other than in cash).

         (h) "Code" means the Internal Revenue Code of 1986, as amended. References to Sections of the Code shall be deemed to refer to such Sections as in effect on the date this Plan is adopted as such Sections may, from time to time, be amended.

         (i) "Common Stock" means the Common Stock, par value $.0005 per share, of the Company.

         (j) "Company" means Telex Communications Group, Inc., a Delaware corporation, and its successors and assigns.

         (k) "Control" of a corporation means the direct or indirect ownership of 50% or more of the voting power, and of a partnership or limited liability company means the direct or indirect ownership of 50% or more of the combined voting power of the Company's outstanding voting securities.

         (l) "Determination Date" means the date as of which the Fair Market Value of the Common Stock is to be determined pursuant to the Plan or the applicable Option Agreement.

         (m) "Disability" means the termination of the employment of any Participant by the Company or any of its subsidiaries following an illness or accident occurring during the period of such Participant's employment which prevents such Participant from performing such Participant's duties for a period in excess of 270 days (whether or not consecutive) or 180 consecutive days, as the case may be, in any twelve-month period during such period of employment.

         (n) "Effective Date" means the date on which the Plan is approved by the Board and the Company's shareholders.

         (o) "Employee" means any executive, senior officer or other key employee of the Company or any Subsidiary.

         (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (q) "Fair Market Value" means, the fair market value of a share of Common Stock on any Determination Date (i) prior to an Initial Public Offering, as determined and established by the Board based on such relevant facts as the Board considers appropriate (which may include appraisals of the fair market value of the Company as may be available to the Board) and (ii) following an Initial Public Offering, the closing price of the Stock on a national securities exchange (or on such other recognized quotation system on which the trading prices of the Stock are quoted at the relevant time) on such date, provided that in the event that there are no Stock transactions reported on such exchange (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.


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         (r) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

         (s) "GSCP" means Greenwich Street Capital Partners, Inc. and its Affiliates.

         (t) "Initial Public Offering" means the initial public offering of the Company's Common Stock following which the Company's Common Stock is traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.

         (u) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

         (v) "Option" means an option, granted to a Participant hereunder to purchase one share of Common Stock at a price determined in accordance with the Plan and on the terms and conditions set forth hereunder. Options shall not be incentive stock options within the meaning of Section 422 of the Code.

         (w) "1997 Stockholders Agreement" means the Stockholders and Registration Rights Agreement of Telex Communications Group, Inc., dated as of March 4, 1997, as amended and restated as of May 6, 1997.

         (x) "Option Agreement" means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder.

         (y) "Participant" means any Employee who has been granted an Option pursuant to the Plan.

         (z) "Plan" means this Amended and Restated 1998 Telex
    Communications Group, Inc. Performance Stock Option Plan, as the same may be further amended from time to time.

         (aa) "Retirement" means normal or early retirement under a retirement plan maintained by the Company or its Subsidiaries in which the Participant participates, or if the Participant does not participate in any such plan, then voluntary termination of employment by the Participant under circumstances in which he or she would be entitled to normal or early retirement under the Company's Employees' Pension Plan if the Participant were an employee of the Company eligible to participate in such plan taking into account service with the Company or the Subsidiary as service under such plan.

         (bb) "Subsidiary" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         (cc) "Telex" means Telex Communications, Inc.


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         (dd) "Vested Option" means any Option, which pursuant to the Plan or any Option Agreement is vested as of the applicable date of determination.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those Employees (other than the Chief Executive Officer) recommended by the Chief Executive Officer of the Company and approved by the Board to participate in the Plan. The Chief Executive Officer's participation in the Plan shall be designated by the Board. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.

                                   ARTICLE IV
                              POWERS OF THE BOARD

     4.1 Power to Grant. The Board shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all options granted to Participants, provided that nothing in the Plan shall limit the right of the members of the Board who are also employees to receive awards hereunder.

     4.2  Administration.    The Board shall be responsible for the
administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

     4.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.


                                   ARTICLE V
                            OPTIONS SUBJECT TO PLAN

     5.1 Number. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of shares of Common Stock subject to Options granted under the Plan may not exceed 880,732 shares of the Company's Common Stock. The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock not reserved for any other purpose.


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     5.2  Cancelled, Terminated or Forfeited Options.  Any shares of Common
Stock subject to an Option which for any reason is cancelled, terminated or otherwise forfeited, in whole or in part, without having been exercised, shall again be available for grant under the Plan to the extent so canceled, terminated or otherwise forfeited.

     5.3 Adjustment in Capitalization. The number and class of shares of Common Stock available for issuance upon exercise of Options granted under the Plan, and the number, class and exercise price of any shares of Common Stock subject to outstanding Options, may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares or similar transaction or any liquidation or dissolution of the Company.


                                   ARTICLE VI
                                TERMS OF OPTIONS

     6.1 Grant of Options. The Board may provide that different terms apply to Options granted to the same or different Participants on the same Grant Date or to the same Participant on different Grant Dates. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price for each share of Common Stock which may be purchased pursuant to such Option, the vesting schedule for, and the duration of, such Option and such other terms consistent with the Plan as the Board shall determine.

     6.2  Performance Option Grants.

         (a) Number of shares. Options to purchase 880,732 shares of Common Stock issuable under the Plan shall be granted to Participants selected by the Board in consultation with the management of the Company. If and to the extent any Performance Options were not at any time previously granted prior to the first occurrence of an Exit Event, then, without any further action of the Board, such Performance Options shall be granted, effective as of immediately before such Exit Event, to each Participant then holding an Performance Option pro rata in accordance with the relative number of shares of Common Stock subject to his or her Performance Options to the aggregate number of Performance Options held by all Participants at such time.

         (b) Exercise Price. The exercise price per share of Common Stock purchased upon the exercise of an Performance Option Grant shall be equal to $.01.

         (c)  Exercise of Options.

             (i) Acceleration of Exercise. All or a portion (as provided herein) of the Performance Options shall become exercisable if, on the date of the first occurrence of an Exit Event, GSCP's IRR (as defined below) exceeds twenty percent (20%), in which case the Applicable Percentage (as defined below) of the Performance Options shall become exercisable on such date. If, as of such first occurrence of an Exit Event, GSCP's IRR does not exceed twenty percent (20%), then no portion of the Performance Options shall become exercisable as of such

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        date.  In the event that any portion of the Performance Options does not become exercisable on the first occurrence of an Exit Event, such portion of such Performance Options shall not become exercisable as a result of any subsequent Exit Event and shall be cancelled.

             (ii) Exercise Absent Acceleration. Performance Options that have not theretofore been cancelled shall become exercisable on the ninth anniversary of the Grant Date at an exercise price equal to the Fair Market Value of a share of Common Stock on the applicable Grant Date, subject to the Participant's continued employment with the Company or its Subsidiaries from the Grant Date to such ninth anniversary.

         (d)  Certain Definitions.  As used herein:

             "Applicable Percentage" shall be determined as follows (subject to Section 6.2(e)):

             (i) If GSCP's IRR is greater than 20% without giving effect to the issuance of shares under the Performance Options, the Applicable Percentage shall be equal to the sum of (x) the lesser of (I) 10% and (II) such lesser percentage of the Performance Options that, if exercised, would reduce GSCP's IRR to 20% plus (y) any amount determined under clauses
        (ii) and (iii) below. If GSCP's IRR would equal or exceed 21% after giving effect to the exercise of 10% of the Performance Options, the remaining Performance Options shall be divided into ten tranches, consisting of five equal tranches of five percent (5%) of the total number of Performance Options and five equal tranches of thirteen percent (13%) of the total number of Performance Options, each tranche corresponding to a whole 1% increment in GSCP's IRR from and including 21% to 30% as set forth in clauses (ii) and (iii) below.

             (ii) The first five tranches shall become exercisable as follows: if GSCP's IRR after giving effect to the exercise of the 10% of the Performance Options would equal or exceed 21%, an additional amount of the first tranche of 5% of the Performance Options would become exercisable, such amount being equal to the lesser of (I) the full amount of such 5% tranche (i.e., 44,037 Performance Options) and (II) such lesser percentage that, if added to the applicable percentage determined without regard to such calculation, would not reduce GSCP's IRR below 21%. Such calculation shall be repeated, for each whole 1% increment in GSCP's IRR above 21% up to and including 26% and for each of the remaining four tranches of 5% of the Performance Options, and the applicable percentage shall be increased by the amount determined under each such computation until GSCP's IRR would equal or exceed 26% after giving effect to the exercise of a total of 35% of the Performance Options.

            (iii) The remaining five tranches shall become exercisable as follows: if GSCP's IRR after giving effect to the exercise of 35% of the Performance Options would


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        exceed 26%, an additional amount of the first tranche of 13% of the
        Performance Options would become exercisable, such amount being equal to the lesser of (I) the full amount of such 13% tranche (i.e., 114,495 Performance Options) and (II) such lesser percentage that, if added to the applicable percentage determined without regard to such calculation, would not reduce GSCP's IRR below 26%. Such calculation shall be repeated, for each whole 1% increment in GSCP's IRR above 26% and for each of the remaining four tranches of 13% of the Performance Options, and the applicable percentage shall be increased by the amount determined under each such computation. Accordingly, if GSCP's IRR would equal or exceed 30% after giving effect to the exercise of all of the Performance Options, the Applicable Percentage shall be 100%.

             "Exit Event" shall mean:   (i) the first date on which sixty
        percent (60%) of the Company's common stock is held by the public;
        (ii) the sale by GSCP of Company stock to one or more parties other than a Permitted Assignee (as defined in the 1997 Stockholders Agreement) if, after giving effect to such sale, GSCP (and any Permitted Assignees) shall have sold sixty percent (60%) or more of stock in the Company it owned as of February 2, 1998;
        (iii) any merger, recapitalization, reorganization or other similar event having substantially the same result as described in the preceding clauses (i) or (ii); or (iv) if so requested Participants holding at the time a majority of the Performance Options, the receipt by the Company of a bona fide offer to purchase the Company that GSCP's nominees to the Board have determined not to pursue. For purposes of the foregoing, an offer shall be considered a bona fide offer only if a bona fide definitive written offer has been submitted to the Board and the Board, after consultation with its independent financial advisors, determines that the person making such offer is reasonably capable of completing such offer, taking into account the legal, financial, regulatory and other aspects thereof.

             "GSCP's IRR" shall mean the internal rate of return, compounded annually, realized by GSCP on its investment in the stock (preferred and common) of the Company as if GSCP realized its entire investment at the value inherent in the transaction or proposed transaction that constitutes the Exit Event, as determined in good faith by Greenwich Street Capital Partners, Inc. and certified to the Board by Greenwich Street Capital Partners, Inc.

         (e) Termination of Employment. Notwithstanding anything in Article VII to the Contrary:

             (i) If a Participant's employment with the Company or its Subsidiaries terminates for any reason after the first anniversary of the Grant Date, such Participant's Performance Options shall not terminate or be canceled solely as a result of such termination of employment (other than a termination for Cause). Unless otherwise determined by the Board at the time of grant with respect to a particular Participant, if a Participant's employment with the Company or its Subsidiary terminates prior to such first anniversary, such Participant's Performance Options shall terminate and be cancelled; provided that if a Participant was employed with the Company or a Subsidiary on January 28, 1998, such Participant's Performance Options shall not terminate or be cancelled

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        solely as a result of such termination of employment (other than a termination for Cause).

             (ii) If (A) the exercisability of Performance Options is accelerated in accordance with Section 6.2(c)(i) and (B) and there has been a termination of the employment of the holder of a Performance Options after the first anniversary of the Grant Date and prior to the date of such acceleration (other than a termination for Cause), in determining the Applicable Percentage with respect to such Performance Options, the Applicable Percentage will itself be multiplied by the percentage set forth below:


                 Date of Termination of Employment                    Percentage
--------------------------------------------------------------------  ----------

After the first anniversary of the Grant Date                            10%
After the second anniversary of the Grant Date                           40%
After the third anniversary of the Grant Date                            70%
After the fourth anniversary of the Grant Date                           100%

        In the case of a Participant who was employed with the Company or subsidiary on January 28, 1998, "January 28, 1998" shall be substituted for "Grant Date" for purposes of the preceding table and, in the case of any other Participant the Board may, at the time of grant, select a date other than "January 28, 1998" with respect to such Participant that shall be substituted for "Grant Date" for purposes of the preceding table. If the Participant's employment terminates for Cause, for the avoidance of doubt, any Performance Options held by such Participant shall be forfeited, terminated and cancelled.

     6.3 Term of Options. Notwithstanding any other Plan provision, no portion of any Option shall be exercisable for more than 10 years after the Grant Date.

     6.4 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Board in its sole discretion at or after the Grant Date, the exercise price of any Options may be paid in full or in part in the form of shares of Common Stock of the Company already owned by the Participant, based on the Fair Market Value of such Common Stock on the date of exercise or at such time as shall be set forth in the Option Agreement. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof. Notwithstanding the foregoing, the Company may, with the consent of a Participant, in lieu of issuing shares of Common Stock upon the exercise of any Option, return to the Participant any payment tendered to exercise the Option and pay the Participant an additional amount in cash equal to the product of (i) the excess of (x) the Fair Market Value of the Option over (y) the per share exercise price of the Option being exercised times (ii) the number of shares as to which the Participant has exercised the Option.

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     6.5 Stockholders Agreement. Prior to an Initial Public offering, the
Company may require, as a condition to any Participant exercising an Option, that the Participant enter into a stockholders agreement having such terms as the Board determines appropriate in its discretion (including, but not limited to, a prohibition prior to an Initial Public Offering of any transfers of any shares of Common Stock held by the Participant while employed with the Company, rights to participate in, and to be required to participate in, certain sales by GSCP and the Company's right to repurchase any shares from the Participant following termination of employment). The foregoing shall not apply to a Participant who is a party to the 1997 Stockholders Agreement.


                                  ARTICLE  VII
                           TERMINATION OF EMPLOYMENT

     7.1 Termination other than for Cause. Unless otherwise determined by the Board at or after the Grant Date and except as provided herein, in the event that a Participant's employment with the Company and the Subsidiaries terminates, any Vested Options that become exercisable in accordance with
Section 6.2(c) shall remain exercisable, solely until the first to occur of (x) the date, if any, that is 90 days following the date such Vested Options become exercisable pursuant to Section 6.2(c)(i), or (y) the expiration of the term of the Option. Except as provided herein, any Options held by the Participant that are not vested at the date of the Participant's termination shall terminate and be cancelled immediately and, upon such termination, any Options described in the preceding sentence that are not exercised (or repurchased pursuant to the Stockholders' Agreement) within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

     7.2 Termination for Cause. Unless otherwise determined by the Board at or after the Grant Date, in the event that a Participant's employment with the Company and the Subsidiaries is terminated for Cause, any Options held by such Participant (whether or not then vested and exercisable) shall terminate and be cancelled immediately upon such termination of employment.


                                  ARTICLE VIII
                               CHANGE IN CONTROL

     8.1 Accelerated Exercisability and Payment. Unless the Board shall otherwise determine in the manner set forth in Section 8.2, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment in cash (or in stock of the New Employer if the stock of such entity is publicly-traded ) in an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

     8.2 Alternative Options. No cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:


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         (a)  provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment;

         (b) have substantially equivalent or better economic value to such Option (determined in good faith by the Board at the time of the Change in Control); and

         (c) provide that, in the event such Participant is involuntarily terminated for any reason within two years following a Change in Control, any conditions on such Participant's rights under, or any restrictions on transfer or exercisability, including vesting, applicable to each such Alternative Option shall be waived or shall lapse, as the case may be.
                                  ARTICLE  IX
                          AMENDMENT, MODIFICATION AND
                            TERMINATION OF THE PLAN

     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option.


                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1 Nontransferability of Awards. Except to the extent otherwise expressly provided under Section 2 and 3 of the Stockholders' Agreement, no options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his life-time by such Participant only. Following a Participant's death, all rights with respect to Options that were exercisable at the time of such Participant's death and have not terminated shall be exercised by his designated Beneficiary or by his estate in accordance with, and subject to, the terms and conditions hereof and of the applicable Option Agreement.

     10.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when received by the Board and only if received during the Participant's lifetime.

     10.3 No Guarantee of Employment or Participation. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Participant shall have a right to be selected as a Participant or, having been so selected, to receive any Options.


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


     10.4 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, subject to such other arrangements as the Board may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan or any share of Common Stock purchased upon the exercise of any such Option.

     10.5 Indemnification. Each person who is or shall have been a member of the Board or any committee of the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

     10.5 Requirements of Law. The granting of Options and the issuance of shares of Common Stock pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

     10.6 Freedom of Action. Subject to ARTICLE IX, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

     10.7 Term of Plan. The Plan shall be effective as of the Effective Date. The Plan shall thereafter continue in effect, unless sooner terminated pursuant to ARTICLE IX, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

     10.9 No Voting Rights. No Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

     10.8 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.



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